EXHIBIT 10.1

AMENDMENT NUMBER 1

TO

EMPLOYMENT AGREEMENT

AMENDMENT NUMBER 1 TO EMPLOYMENT AGREEMENT, dated as of December 29, 2015 (this "Amendment"), by and between PEEKAY BOUTIQUES, INC., a Nevada corporation ("Peekay"), and JANET MATHEWS, an individual ("Mathews"). Each of Peekay and Mathews are referred to in this Amendment individually as a "Party" and collectively as the "Parties." Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in the Employment Agreement (as hereinafter defined).

BACKGROUND

Peekay and Mathews are parties to that certain Employment Agreement, dated December 31, 2014 (the "Employment Agreement"). The Parties desire to amend the Employment Agreement to increase the compensation set forth therein and to make certain other changes as described in this Amendment. Section 7(c) of the Employment Agreement provides that the Employment Agreement may be amended only with the written consent of each of the Parties. This Amendment is intended to evidence the written consent of each of the Parties to the changes set forth herein.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound and in consideration of the mutual agreements and covenants contained herein and in the Agreement, hereby agree to amend the Employment Agreement as follows:

1. Amendment to Section 2. Section 2 of the Employment Agreement is hereby amended by deleting such Section 2 in its entirety and replacing it with the following new Section 2:

"2. Term of Employment. The term of this Agreement (the "Term") shall be for the initial period commencing on the date hereof and ending on the first anniversary of the date hereof (provided that the provisions of Section 6 hereof shall survive any such termination), unless the Executive is earlier terminated as provided in Section 4 hereof. Notwithstanding the foregoing, the term of this Agreement shall automatically be renewed for successive one year periods unless (a) either party gives the other party at least thirty (30) day's written notice of non-renewal, or (b) it is earlier terminated in accordance with Section 4 hereof."

1

2. Amendment to Section 3(a). Section 3(a) of the Employment Agreement is hereby amended by deleting such Section 3(a) in its entirety and replacing it with the following new Section 3(a):

"(a) Salary. An annual base salary of $225,000 (the "Base Salary") payable not less frequently than monthly or at more frequent intervals in accordance with the then customary payroll practices of the Company."

The amendment to Section 3(a) of the Agreement shall be effective retroactively to July 1, 2015 and Mathews shall be entitled to receive a one-time payment of $12,500 promptly after the execution of this Amendment, being the difference between the rate of Base Salary prior to July 1 and the rate of Base Salary thereafter for the period from July 1, 2015 through the date of this Amendment.

3. Amendment to Section 3(d). Section 3(d) of the Employment Agreement is hereby amended by deleting such Section 3(d) in its entirety and replacing it with the following new Section 3(d):

"(d) Bonus. The Executive shall be entitled to an annual bonus that is equal to up to thirty percent (30%) of the Executive's Base Salary. Whether a bonus is granted and the exact amount of the bonus will be up to the discretion of the board of directors of the Company and will be based upon both the performance of the Executive and the Company's overall performance."

4. Addition of New Section 3(i). A new subsection (i) is added to Section 3 of the Employment Agreement. Section 3(i) reads in its entirety as follows:

"(i) Public Offering Completion Bonus. The Executive shall be entitled to a bonus in the amount of One Hundred Thousand Dollars ($100,000) upon the completion of the next firm commitment underwritten offering of the Company's securities."

5. Addition of New Section 3(j). A new subsection (j) is added to Section 3 of the Employment Agreement. Section 3(j) reads in its entirety as follows:

"(j) Separation Bonus. If the public offering contemplated by Section 3(j) is completed and the Executive resigns at any time following twelve (12) months of the completion of such public offering, the Company shall pay to the Executive $8,333.33 in cash per month for up to twelve (12) months; provided, however, that the Company's obligation to pay such monthly amount to the Executive shall immediately cease once the Executive is employed by any other person."

2

6. Employment Agreement Remains in Force. Except as expressly set forth in this Amendment, the Employment Agreement remains unmodified and in full force and effect.

7. Counterparts; Facsimile Execution. This Amendment may be executed in any number of counterparts and by the parties hereto on separate counterparts but all such counterparts shall together constitute one and the same instrument. Facsimile execution and delivery of this Amendment is legal valid and binding execution and delivery for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

PEEKAY BOUTIQUES, INC.

By:	/s/ Lisa Berman
Name:	Lisa Berman
Title:	Chief Executive Officer

JANET MATHEWS

/s/ Janet Mathews

3